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                                                                    EXHIBIT 23.1

                  Consent of Independent Registered Public Accounting Firm

The Board of Directors
SeaBright Insurance Holdings, Inc.

We consent to the use of our reports included herein and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.

Our report on the combined financial statements of the Predecessor refers to the Predecessor's adoption of the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.


/s/ KPMG LLP

Seattle, WA
September 14, 2004